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                                                         Exhibit 99.13




                                 EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated June 27, 1997 (this "Agreement"), by and between Pumpkin Ltd., a Delaware corporation (the "Company"), and Kea Bardeen (the "Executive").

         WHEREAS, pursuant to an Agreement dated June 27, 1997 (the "Asset Purchase Agreement") among Pumpkin Ltd. d/b/a Pumpkin Masters, Inc., a Colorado company ("Pumpkin"), the Company, Pumpkin Masters Holdings, Inc., a Delaware corporation, and Security Capital Corporation, a Delaware corporation, the Company has agreed to acquire substantially all the assets and business of Pumpkin; and

         WHEREAS, the Company desires to employ the Executive as Director of Product Development, and the Executive desires to be retained in such capacities on the terms and conditions set forth herein, effective upon the closing of the transactions contemplated by the Asset Purchase Agreement, it being understood that if no such closing shall occur, this Agreement shall have no force and effect.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive agree as follows:

         1.   Prior Agreements.    The Executive hereby releases the Company
and its affiliates from all payments and other obligations under all agreements, plans or arrangements covering the Executive which are in effect prior to the Commencement Date (as hereinafter defined) and which are not to be assumed by the Company pursuant to the Asset Purchase Agreement, if any.

         2. Employment; Duties. (a) The Company shall employ the Executive as Director of Product Development for the "Employment Period" as defined in
Section 3. The Executive, in her capacity as Director of Product Development, shall have such duties, responsibilities and authority normally incident to such office, subject to the provisions of the Bylaws of the Company. Subject to the foregoing, the precise duties, responsibilities and authority of the Executive may be expanded, limited or modified, from time to time, at the discretion of the Company. During the Employment Period, the Executive shall render her business services solely in the performance of her duties hereunder. The Executive, during the term of her employment hereunder, shall devote her full working time, attention, knowledge and experience and give her best effort, skill and abilities, exclusively to promote the business and interests of the Company. The Executive may not serve as an officer or director of, make investments in, or otherwise participate in, any other entity without the prior written consent of the Board of Directors; provided, that the

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foregoing shall not be deemed to prohibit the Executive from acquiring, directly or indirectly, solely as an investment, not more than one percent (1%) of any class of securities of or of the aggregate principal outstanding indebtedness of any entity that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including the regulations issued thereunder; provided further, that such investment would not prevent, directly or indirectly, the transaction of business by the Company with any state, district, territory or possession of the United States of America or any foreign country or any governmental subdivision, agency or instrumentality thereof by virtue of any statute, law, regulation or administrative practice; and provided further, that so long as it does not interfere with the Executive's employment, the Executive may (i) with the prior written consent of the Board of Directors, (which consent will not be unreasonably withheld), serve as a director in a noncompeting company, (ii) serve as an officer, director or otherwise participate in purely educational, welfare, social, religious and civic organizations, and (iii) manage personal and family investments.

         (b) The Executive shall be employed at Denver, Colorado or such other place as the Company and Executive shall mutually agree.

         (c) It is the expectation of the Company and the Executive that the Executive will work full time (40 hours per week, at a minimum) during the months of September and October of each calendar year, and will work half time (20 hours per week, at a minimum) during the months November through May of each calendar year, in each case during the term of this Agreement. The Executive shall not be required to perform any services for the Company hereunder during the months of June, July and August of each calendar year, but will be available during such months to assist the Company, at the request and direction of the Board of Directors, for additional compensation at the rate of $100.00 per hour. With the consent of the Company, the Executive may reduce her working time during the period from September 1998 through May 1999, upon such terms and conditions as the Company and the Executive shall mutually agree.

         3. Employment Period. This Agreement shall have a term of three years, commencing as of the date of the closing of the transactions contemplated by the Acquisition Agreement, as reference in the recitals above (the "Commencement Date") and ending on the fourth anniversary of the Commencement Date (the "Initial Period"), unless sooner terminated in accordance with the provisions of Section 8 or Section 9. The term of this Agreement, as in effect from time to time, is referred to herein as the "Employment Period."

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         4.   Compensation and Benefits.

              (a) Base Compensation. The Executive shall be paid an aggregate base salary (the "Base Salary") of $100,000 per annum, less statutory deductions and withholdings. The Base Salary shall be payable in a manner consistent with
the normal payroll practices of the Company in effect from time to time.   The
Board of Directors of the Company, in its sole discretion, or at the recommendation of the Compensation Committee, may increase (but not decrease) the Base Salary, at any time.

              (b) Benefits. The Executive shall be entitled to participate, to the extent eligible, in the employee benefit and group insurance programs provided by the Company for its officers and employees generally and in accordance with the terms of the applicable plan documents as they may be revised from time to time. The Company shall reimburse the Executive on a regular basis for all reasonable expenses incurred by the Executive in the performance of her duties hereunder in furtherance of the business of the Company during the Employment Period. The Executive shall provide the Company an itemized account to substantiate all such expenditures. The Executive shall be entitled to primary use of the vehicle, a 1993 Chrysler Town and Country Minivan (Vehicle Identification No. 1C4GH54R4PX529529), currently owned by the Company until the earlier of the termination of the Employment Period or December 31, 1998 (the "Car Use Term"). Until the termination of the Car Use Term, the Company shall maintain, at the current level, the insurance and pay all costs and expenses with respect to the registration and normal and routine repairs on such vehicle. At the termination of the Car Use Term, the Executive may elect to purchase, for cash, the vehicle from the Company for its fair market value or, if the Executive does not so elect to purchase the vehicle, the Company may use, sell, transfer or otherwise dispose of such vehicle as it, in its sole discretion, shall determine.

         5. Trade Secrets. The Executive acknowledges that it is in the legitimate business interest of the Company to prohibit her disclosure or use of Trade Secrets and Confidential Information relating to the Company and its direct or indirect subsidiaries for any purpose other than in connection with her performance of her duties to the Company, and to prohibit any potential appropriation of such Trade Secrets and Confidential Information by the Executive. The Executive therefore agrees that all Trade Secrets and Confidential Information relating to the Company and its direct or indirect subsidiaries heretofore or in the future obtained by the Executive shall be considered confidential and the proprietary information of the Company and its direct or indirect subsidiaries. During the Employment Period the Executive shall not use or disclose, or permit or authorize any other person or entity to use or disclose, any Trade Secrets or other Confidential Information, other than as necessary to further the business objectives of the Company in accordance with the terms of her employment hereunder. The term "Trade Secrets or other Confidential Information" includes, by way of example and without limitation, matters of a technical nature, such as scientific, trade and engineering secrets, "know-how", formulas, secret processes, drawings, patterns (whether or not published), works of authorship, machines, inventions, computer programs (including documentation of such programs), services, materials, unfiled trademark applications, copyright applications, patent applications, new product plans, other plans, technical information,

                                       3

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technical improvements, manufacturing techniques, specifications, manufacturing and test data, progress reports and research projects, and matters of a business nature, such as business plans, prospects, financial information, proprietary information about costs, profits, markets, sales, lists of customers and suppliers of the Company and its direct or indirect subsidiaries, procurement and promotional information, credit and financial data concerning customers or suppliers of the Company and its direct or indirect subsidiaries, information relating to the management, operation and planning of the Company and its direct and indirect subsidiaries, and other information of a similar nature to the extent not available to the public, and plans for future development. After termination of the Executive's employment with the Company for any reason, the Executive shall not use or disclose Trade Secrets or other Confidential Information.

         6. Return of Documents and Property. Upon the termination of the Executive's employment with the Company, or at any time upon the request of the Company, the Executive (or her heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets or other Confidential Information relating to the business and affairs of the Company and its direct and indirect subsidiaries, and (b) all documents, materials and other property (including, without limitation, computer files) belonging to the Company or its direct or indirect subsidiaries, which in either case are in the possession or under the control of the Executive (or her heirs or personal representatives); provided, however, that the Executive shall not be required to return to the Company the property designated on Schedule 1.7 of the Asset Purchase Agreement to be retained by her.

         7. Discoveries and Work. (a) Except as specifically set forth in this Section 7, all Discoveries and Works made or conceived by the Executive during her employment by the Company, whether during the Employment Period or at any time prior thereto, jointly or with others, that relate to the then-current present or anticipated activities of the Company or its direct or indirect subsidiaries, or are used or usable by the Company or its direct or indirect subsidiaries in connection with such activities shall be owned by the Company or its direct or indirect subsidiaries, as appropriate. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications and patterns (whether or not published). The Executive shall (i) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company or its direct or indirect subsidiaries, as so requested, (ii) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company or its direct or indirect subsidiaries, (iii) assist the Company or its direct or indirect subsidiaries in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trademarks, trade secret protection or other protection of any and all Discoveries and Works, and
(iv) promptly execute, whether during her employment with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company or its direct or indirect subsidiaries and to protect the title of the

                                       4

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Company or its direct or indirect subsidiaries thereto, including but not limited to assignments of such patents and other rights. Subject to the limitations set forth in this Section 7, any Discoveries and Works which, within two years after the termination of the Executive's employment with the Company, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or developed by the Company or its direct or indirect subsidiaries at the time of such termination shall, as between the Executive and, the Company, be presumed to have been made during the Executive's employment by the Company. The Executive acknowledges that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. Section 101.

         (b) Notwithstanding the foregoing, the Company and the Executive agree as follows:

              (i) The Executive may develop the sole toy product (the "Toy") described in a letter, dated June 27, 1997, from the Executive to the Company (the "Letter). The Letter shall be kept, sealed, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York. The Executive represents and warrants to the Company that the Toy does not relate in any manner to the now-current present or anticipated activities of the Company and does not and will not, use, reflect or in any manner incorporate or in any manner (in form, style or otherwise) appear in any way similar to any image or pattern currently or previously used or, to the best knowledge of the Executive, curently usable by the Company.

              When the Executive has an acceptable (as determined in her sole discretion) prototype of the Toy, she shall deliver such prototype and the Letter to the Company. The Company shall review the Letter and the prototype and shall determine, in its sole reasonable discretion, if they are substantially similar. If they are, the Toy shall be excluded from the Discoveries and Works subject to this Section 7.

              (ii) The Executive may develop, produce and/or distribute kitchen products for or in connection with Chef-on-the-Go that do not relate in any manner to the then-current present or anticipated activities of the Company or its direct or indirect subsidiaries, and do not use, reflect or in any manner incorporate or in any manner (in form, style or otherwise) appear in any way similar to any image or pattern then used or usable by the Company or its direct or indirect subsidiaries.

              (iii) The Executive may write, sell or produce books or stories and retain the copyright to those works so long as they do not directly relate to the activities of the Company. If, during the term of this Agreement the Executive writes books or stories which relate to the activities of the Company and/or may be effectively combined with the images owned by the Company, the Executive agrees to present them to the Company. If the Company wishes to publish such works, the Executive will retain the copyright but will give the Company an assignable, royalty-free

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         license-to-use for a period of five years, or two years after the termination of this Employment Agreement, whichever is longer. If, t that time, the Company is still publishing the work, the Executive agrees to negotiate a reasonable royalty based on market rates. The Executive further agrees to assist in obtaining copyright registration for the works so that the Company and/or the Executive can protect such work from infringement. If the Company chooses not to publish the work offered to it, the Company agrees to reasonably consider whether publication of the work directly competes with the Company or could in some way adversely affect its revenues and if ti does not, will agree to allow the Executive to seek other means of publication, should the Executive so desire. Two years after the termination of this Employment Agreement, the Company will not retain any rights of approval.

         8.   Termination.

              (a) The Company or the Executive may terminate this Agreement, with or without cause or for "EBITDA cause", with or without prior notice. Except as provided in Sections 8(b) and 18, in the event the Company or the Executive terminates this Agreement, the Executive's rights and the obligations of the Company hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive the Base Salary, and all other compensation or benefits provided for in this Agreement.

              (b) In the event the Company terminates this Agreement without "cause" or for "EBITDA cause" or in the event that the Executive terminates this Agreement upon notice for "Good Reason", and for so long as the Executive continues to observe and perform the covenants contained in Sections 5, 6, 7, 11, 12 and 13 of this Agreement, the Executive shall be entitled to continue to receive payments of her Base Salary, subject to applicable statutory deductions and withholdings and payable at such times and in such amounts as if this Agreement were not terminated, and to the continued provision of benefits referred to in Section 4(c), for the one year period following such termination. All other compensation and benefits provided for in Section 4 of this Agreement shall cease upon such termination.

         For purposes of this Agreement, "cause" shall mean (i) the willful failure of the Executive to follow the directions of the Company (other than any such failure resulting from her incapacity due to physical or mental illness or disability which is subject to the provisions of Section 9), after written notice of such failure from the Board of Directors and a 10-day opportunity to cure, (ii) any act of fraud or dishonesty, misappropriation or embezzlement, wilful misconduct or gross negligence in connection with the performance of the Executive's duties hereunder, (iii) a breach by the Executive of any material provision hereof or of any material contractual or material legal duty to the Company (including, but not limited to, the unauthorized disclosure of Trade Secrets or other Confidential Information, non-compliance with the written policies, guidelines and procedures of the Company), after written notice thereof from the Board of Directors and a 30-day opportunity to cure in the event that such breach was not wilful, (iv) the conviction of the Executive of the commission of a crime or offense involving moral turpitude (including pleading guilty or no contest

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to such a crime or offense or a lesser charge which results from plea bargaining) which results in the imprisonment of the Executive, whether or not committed in connection with the business of the Company, (v) breach by the Executive of the provisions of any stockholders agreement or other agreement relating to the Executive's acquisition of an equity interest in the Company to which the Executive may become a party on or after the date hereof.

         For purposes of this Agreement, "EBITDA cause" shall mean (i) the failure of the Company to achieve EBITDA (as defined in the Asset Purchase Agreement) of at least One Million Dollars ($1,000,000.00) in any one fiscal year or (ii) the failure of the Company to achieve average EBITDA (as defined in the Asset Purchase Agreement) of at least One Million Five Hundred Thousand Dollars ($1,500,000.00) in any two consecutive fiscal years.

         For purposes of this Agreement, "Good Reason" shall mean (i) the Company changes the Executive's status, title or position as an officer of the Company and such change represents a material reduction in such status, title or position conferred hereunder, and/or (ii) the Company changes its principal location of business or Employee's place of employment, without Employee's consent, from the Denver, Colorado area. If the Executive terminates this Agreement for "Good Reason", her notice thereof shall include the specific section of this Agreement which was relied upon and the reason that the Company act has given rise to her termination for Good Reason.

              (c) In the event the Company terminates this Agreement for cause or the Executive terminates this Agreement (other than for Good Reason), the Executive's rights hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive the Base Salary, and all other compensation or benefits provided for in this Agreement.

         9.   Disability; Death.

              (a) If, prior to the expiration of the Employment Period or the termination of this Agreement, the Executive shall be unable to perform her duties by reason of mental or physical disability for at least one-hundred eighty (180) consecutive days or any one-hundred eighty (180) days (whether or not consecutive) in any three-hundred sixty (360) consecutive day period, the Company shall have the right to terminate this Agreement and the remainder of the Employment Period by giving written notice to the Executive to that effect. Immediately upon the giving of such notice, the Employment Period shall terminate.

              (b) Upon termination of this Agreement pursuant to Section 9(a), the Executive shall be entitled to continue to receive payments of her Base Salary, subject to applicable statutory deductions and withholdings and payable at such times and in such amounts as if this Agreement were not terminated, for the six-month period following such termination; provided, however, that any such payments shall be offset by the amount of all proceeds of disability insurance maintained for the Executive as an employee benefit from the Company paid to the Executive. In the event of a dispute as to whether the Executive is disabled within the meaning of Section 9(a), either party may from time to time request a medical examination of the Executive by a doctor

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appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the Company. If, prior to the expiration of the Employment Period or the termination of this Agreement, the Executive shall die, the Employment Period
shall terminate without further notice.   The Executive's estate shall be
entitled to continue to receive payments of her Base Salary, subject to applicable statutory deductions and withholdings and payable at such times and in such amounts as if this Agreement were not terminated, for the six-month period following such termination; provided, however, that any such payments shall be offset by the amount of all proceeds of life insurance maintained for the Executive as an employee benefit from the Company paid to the Executive's estate.

         10. No Conflicts. The Executive represents to the Company that the execution, delivery and performance by the Executive of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is a party or of which the Executive is or should be aware.

         11.  Non-Competition.   From and after the Commencement Date, the
Executive will not, except pursuant to the terms hereof, directly or indirectly, own, manage, operate, join, finance, control or participate in the ownership, management, operation or control of, or be employed or engaged by or be otherwise connected in any manner with, any business under a name similar to the name of any of the Company or any direct or indirect subsidiary thereof. Prior to the termination of the Executive's employment hereunder and for a period after any such termination or expiration of this Agreement equal to the greater of (i) twelve (12) months and (ii) the balance of the then existing Employment Period (as if this Agreement were not terminated), the Executive will not (except as an officer, director, employee, agent or consultant of the Company) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit her name to be used in connection with, or be otherwise connected in any manner with (i) any business or enterprise engaged (wherever located) in the design, development, manufacture, distribution or sale of any products, or the provision of any services, which the Company or its direct or indirect subsidiaries were designing, developing, manufacturing, distributing, selling or providing at any time up to an including the date of termination of this Agreement or (ii) any business which is similar to or competitive with the business carried on or planned by the Company or its direct or indirect subsidiaries at any time during the period of the Executive's employment by the Company, whether during or prior to the Employment Period, unless the Executive shall have obtained the prior written consent of the Board of Directors, provided that the foregoing restriction shall not be construed to prohibit the ownership by the Executive of not more than one percent (1%) of any class of securities of or of the aggregate principal outstanding indebtedness of any corporation which is engaged in any of the foregoing businesses, that is registered pursuant to the Securities Exchange Act of 1934, which securities are publicly owned and regularly traded on any national exchange or in the over-the-

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counter market, provided further, that such ownership represents a passive investment and that neither the Executive nor any group of persons including the Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business other than exercising her rights as a shareholder, or seeks to do any of the foregoing.

         12. Non-Solicitation. Prior to the termination of the Executive's employment hereunder and for a period after any such termination or expiration of this Agreement equal to the greater of (i) twelve (12) months and (ii) the balance of the then existing Employment Period (as if this Agreement were not terminated), the Executive agrees, directly or indirectly, whether for her own account or for the account of any other individual or entity, not to solicit, divert, appropriate, accept or canvas the trade, business or patronage of, or sell any products or services which are the same as or similar to those designed, developed, manufactured, distributed or sold by the Company or its direct or indirect subsidiaries to, any individuals or entities that were either customers of the Company or any of its direct or indirect subsidiaries during the time the Executive was employed by the Company, whether during or prior to the Employment Period, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or any of its direct or indirect subsidiaries during the twelve months preceding the date of termination or expiration, as the case may be. The Executive further agrees that prior to the termination of the Executive's employment hereunder and for a period of two years thereafter, she shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who is then currently or was an employee or consultant of the Company or any of its direct or indirect subsidiaries at any time during the time the Executive was employed by the Company, whether during or prior to the Employment Period, to terminate his or her employment relationship with the Company or any of its direct or indirect subsidiaries or to become employed by the Executive or any individual or entity by which Executive is employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or any of its direct or indirect subsidiaries.

         13. Enforcement. (a) The Executive agrees that the remedies at law for any breach or threat of breach by her of any of the provisions of Sections 5, 6, 7, 11 and 12 hereof will be inadequate, and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of Sections 5, 6, 7, 11 and 12 hereof and to enforce specifically the terms and provisions thereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

         (b) It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in Sections 5, 6, 7, 11 and 12 hereof to be reasonable

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for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in such Sections 5, 6, 7, 11 and 12 is an unenforceable restriction on the Executive's activities, the provisions of such Sections 5, 6, 7, 11 and 12 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in Sections 5, 6, 7, 11 or 12 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of Sections 5, 6, 7, 11 and 12 shall in no respect limit or otherwise affect the Executive's obligations under other agreements with the Company.

         14. Assignment. The rights and obligations of the parties under this Agreement shall not be assignable by either the Company or the Executive, provided that this Agreement is assignable by the Company to any affiliate of the Company, to any successor in interest to any business of the Company, or to a purchaser of all or substantially all of the assets of any business of the Company.

         15. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to:

              Kea Bardeen
              201 South Franklin Street
              Denver, CO  80209

              with a copy to:

              Moye, Giles, O'Keefe, Vermeire & Gorrell LLP
              1225 Seventeenth Street # 2900
              Denver, CO  80202

              Attention:  John E. Moye, Esq.

and properly addressed to the Company if addressed to:

              Pumpkin Ltd.
              427 East Bayaud
              Denver, CO  80209

              Attention:  President and Chief Executive Officer

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              with a copy to:

              Capital Partners, Inc.
              One Pickwick Plaza
              Suite 310
              Greenwich, CT  06830
              Attention:  Calvin Neider

              with a copy to:

              Morgan Lewis & Bockius LLP
              101 Park Avenue
              New York, NY  10178

              Attention:  Christopher T. Jensen, Esq.

         16. Severability. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirements of the law. In the event that any provision of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid, void or voidable or otherwise unenforceable, the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties or would result in an unconscionable injustice.

         17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         18. Effect of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement or the Executive's employment is validly terminated pursuant to Section 8 or Section 9 or expires by its terms, the provisions of Sections 5, 6, 7, 11, 12, 13, 14, 16 and 19 shall continue in full force and effect.

         19. Miscellaneous; Choice of Law. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado, except to the extent that the General Corporation Law of the State of Delaware (the "GCL") applies as a result of the Company being incorporated in the State of Delaware, in which case such GCL shall apply.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.



                             PUMPKIN LTD.



                             By:   /s/ Calvin Neider
                                   ---------------------------------
                                   Name:  Calvin Neider
                                   Title:  Vice President



                                   /s/ Kea Bardeen
                                   ---------------------------------
                                   Kea Bardeen